News Release

Tutor Perini Reports Record Third Quarter 2026 Financial Results;
Raises 2026 Adjusted EPS Guidance

•Record operating cash flow of $330.9 million and $665.1 million for the third quarter and first nine months of 2026, up 14% and 16% Y/Y, respectively
•Record Q3 2026 revenue of $1.7 billion, up 22% Y/Y
•Record Q3 2026 income from construction operations of $125.4 million, up 213% Y/Y reflecting continued strong operating performance and contributions from higher-margin projects
•Q3 2026 diluted earnings per share ("EPS") of $0.39, up 457% Y/Y
•Q3 2026 adjusted EPS of $1.83, up 59% Y/Y
•High-quality, near-record backlog of $20.4 billion
•Raising 2026 adjusted EPS guidance to $5.90 to $6.10 (up from $5.15 to $5.45)
•Tutor Perini anticipates continued strong revenue and adjusted EPS growth in 2027 due to clear visibility provided by long-duration backlog

LOS ANGELES – (BUSINESS WIRE) – November 4, 2026 – Tutor Perini Corporation (the "Company") (NYSE: TPC), a leading civil, building and specialty construction company, today reported strong financial results for the third quarter of 2026 (see attached tables).

Record Cash Flow, Revenue, and Operating Income

Tutor Perini generated $330.9 million and $665.1 million of cash from operating activities in the third quarter and first nine months of 2026, up 14% and 16%, respectively, compared to $289.1 million and $574.4 million for the same periods last year. Operating cash flow for the third quarter of 2026 was the highest result of any quarter in the Company's history, and the result for the first nine months of 2026 was the highest of any first-nine-month period ever. The record operating cash flow for both periods was driven by higher volume, strong execution, record earnings and collections on profitable projects. The Company expects continued strong operating cash flow for the remainder of 2026 and beyond, as current projects progress and new projects are awarded.

Revenue for the third quarter of 2026 was a record $1.7 billion, the highest revenue of any quarter ever, and up 22% compared to $1.4 billion for the same period in 2025. Revenue for the Civil, Building, and Specialty Contractors segments for the third quarter of 2026 was up 16%, 29%, and 26%, respectively, compared to the same quarter last year. The strong double-digit growth across all segments was primarily driven by increased activities on certain newer high-margin projects, including in the Northeast, California, Texas, and the Indo-Pacific region. During the first nine months of 2026, the Company delivered solid double-digit year-over-year growth across all three segments, with business momentum driven by increased project execution activities on various large projects, all of which have significant scope of work remaining.

Income from construction operations for the third quarter of 2026 was a record $125.4 million, up 213% compared to $40.1 million for the third quarter of 2025, the highest result of any quarter ever. The third quarter of 2026 was positively impacted by higher-margin contributions associated with the increased project execution activities discussed above, as well as a significant decrease of $39.5 million ($0.73 per diluted share, net of associated tax benefit) in share-based compensation expense in the third quarter of 2026 compared to the third quarter of 2025. The reduction in share-based compensation expense was due to the absence of certain liability-classified awards that vested at the end of 2025.

Share-based compensation expense is expected to decline significantly in 2027, as most of the remaining liability-classified awards will vest by the end of 2026.

Net income attributable to the Company for the third quarter of 2026 was $20.7 million, or EPS of $0.39, up significantly compared to $3.6 million, or EPS of $0.07, reported for the third quarter of 2025. Adjusted net income attributable to the Company, which excludes the impact of share-based compensation expense, loss on extinguishment of debt, and a pension settlement charge, net of the associated tax benefits of these adjustments, for the third quarter of 2026 was $97.6 million, or $1.83 of Adjusted EPS, also up significantly compared to $61.9 million, or $1.15 of Adjusted EPS, reported for the third quarter of 2025.

The Company's strong results this year continue to demonstrate the impressive quality and magnitude of earnings embedded within the Company's backlog. With many of the projects in backlog still in their early phases, management believes the backlog provides strong visibility into future profitability and supports its latest increased 2026 guidance. (Please refer to the Non-GAAP Financial Measures section below for further information and a reconciliation of the Company's financial results reported under generally accepted accounting principles in the United States (“GAAP”) to the reported adjusted results.)

Highly Profitable Backlog

The Company booked approximately $2.2 billion of new awards and contract adjustments in the third quarter of 2026, a second straight quarter with a book-to-burn ratio greater than 1.0x, which resulted in backlog of $20.4 billion as of September 30, 2026.

The largest additions to backlog in the third quarter of 2026 included the following:
•$1.0 billion of additional work for a Civil segment project that includes a substantial amount of electrical and mechanical work to be performed by the Specialty Contractors segment;
•$577 million of new awards for several Building segment federal government projects;
•$145 million of new awards and additional funding for various military facility projects in the Indo-Pacific region;
•$126 million for various bridge projects in the Midwest;
•$108 million of additional funding for a hospitality and gaming project in Oklahoma; and
•$89 million of additional funding for several mass-transit projects in California.

Tutor Perini continues to have numerous significant project bidding opportunities this year and beyond, particularly in the Indo-Pacific region, as well as in California, the Midwest, and the Northeast, and remains well positioned to continue winning its share of new projects.

Overall, the Company's pipeline of potential projects over the next three to four years totals more than $200 billion, which is approximately three times larger than the pipeline from just a couple of years ago. Many of these prospects are expected to bid over the next one to two years. The Company expects its backlog will remain strong due to its anticipated success in winning various near-term pursuits, as well as certain Building segment projects currently in the preconstruction phase that are expected to advance to the construction phase this year and beyond. Given the magnitude of these opportunities, Tutor Perini intends to remain selective and disciplined in pursuing new projects with favorable margin and risk profiles that will drive long-term shareholder value.

Strong Balance Sheet

Total debt as of September 30, 2026 was $404 million, down 1% compared to $407 million at the end of 2025. As a result of the consistently strong operating cash flow in recent years, the Company's cash exceeded its total debt by $707 million as of September 30, 2026, continuing the Company's strong net cash position. Costs and estimated earnings in excess of billings as of September 30, 2026 were $767.4 million, the lowest balance since the end of 2014 and a decline of 9% compared to $847.8 million as of September 30, 2025, reflecting the Company's significant continued progress in resolving and collecting on a reduced number of disputed matters.

Raising 2026 Guidance

Based on the Company's record results through the third quarter of 2026 and management's strong confidence in its performance trajectory for the remainder of the year, the Company is raising its 2026 Adjusted EPS guidance to the range of $5.90 to $6.10, up from the previous range of $5.15 to $5.45.

The Company also anticipates continued strong revenue and adjusted EPS growth in 2027 due to solid visibility provided by its high-quality, long-duration backlog. Demand for the Company's services remains robust, driven by well-funded state, local and federal customers that have numerous large-scale, high-priority infrastructure projects planned over the next several years, as well as by certain commercial customers that continue to advance projects for new or renovated buildings in vibrant end markets, such as healthcare, education, and hospitality and gaming.

The Company’s adjusted EPS for 2026 excludes the impact of share-based compensation expense, as well as a loss on extinguishment of debt associated with the Company's debt refinancing completed in July 2026 and a pension settlement charge related to the Company's termination of its defined benefit pension plan, net of the associated tax benefit of these adjustments, none of which are reflective of ongoing business operations. As previously disclosed, the Company is not providing forward-looking guidance for GAAP EPS or a quantitative reconciliation of adjusted EPS guidance to GAAP EPS guidance due to the difficulty in forecasting share-based compensation expense, which fluctuates with future share price movements. Variations in share-based compensation expense could have a material impact on GAAP EPS for the guidance period.

The Company's guidance continues to factor in contingency for various unknown or unexpected developments.

Management Remarks

“Tutor Perini delivered another quarter of excellent results, highlighted by record operating cash flow, revenue, operating income and earnings, as well as solid operating margins across all segments. Our results demonstrated the continued momentum in our business, as well as the significant earnings and cash flow potential embedded in our near-record backlog. As a result of our record performance and continued favorable outlook, we are raising our full-year 2026 adjusted EPS guidance to $5.90 to $6.10,” commented Gary Smalley, Tutor Perini's Chief Executive Officer and President.

“Our $20.4 billion backlog and massive $200 billion-plus bid pipeline provide substantial visibility into future revenue, earnings and cash flow. Given our record financial performance, strong growth outlook, and current market valuation, we firmly believe that Tutor Perini continues to represent a very compelling value investment opportunity,” concluded Mr. Smalley.

Non-GAAP Financial Measures

To supplement our unaudited Condensed Consolidated Financial Statements presented under GAAP, we are presenting certain non-GAAP financial measures. These non-GAAP financial measures exclude items that are not reflective of ongoing business operations, including share-based compensation expense, loss on extinguishment of debt and pension settlement charges (as well as the associated tax benefits of these adjustments) for the three and nine months ended September 30, 2026 and 2025. These non-GAAP financial measures are intended to provide additional insights that facilitate the comparison of our past and present performance, and they are among the indicators management uses to assess the Company’s financial performance and to forecast future performance. By presenting these non-GAAP financial measures, we aim to provide investors and stakeholders with a clearer understanding of our operating results and enhance transparency with respect to the key financial metrics used by our management in its financial and operational decision-making.

These non-GAAP financial measures consist of adjusted net income attributable to the Company and adjusted diluted earnings per share. We exclude share-based compensation expense because this expense could result in significant volatility in our reported earnings, driven primarily by fluctuations in the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company’s common stock. This approach allows stakeholders to focus on our core operational efficiency and profitability without the variable impact to earnings caused by significant changes in our stock price. We also exclude the loss on extinguishment of debt and the pension settlement charge, as these represent one-time charges that are not reflective of the Company’s operational performance. By adjusting for these expenses, our non-GAAP measures present a supplemental depiction of our operational performance and financial health. Our non-GAAP measures are intended to offer a consistent basis for evaluating the Company’s performance, which management believes is meaningful to stakeholders.

The non-GAAP financial measures included in this earnings release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliations of these non-GAAP financial measures are found in the table below:

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share amounts)	2026	2025	2026	2025
Net income attributable to Tutor Perini Corporation, as reported	$20.7	$3.6	$112.1	$51.6
Plus: Share-based compensation expense(a)	19.3	58.7	77.2	120.7
Plus: Loss on extinguishment of debt(b)	51.4	—	51.4	—
Plus: Pension settlement charge(c)	33.8	—	33.8	—
Less: Tax benefit of adjustments	(27.6)	(0.4)	(28.6)	(0.9)
Adjusted net income attributable to Tutor Perini Corporation	$97.6	$61.9	$245.9	$171.4

Diluted earnings per common share, as reported	$0.39	$0.07	$2.09	$0.97
Plus: Share-based compensation expense impact per diluted share	0.36	1.09	1.44	2.26
Plus: Loss on extinguishment of debt impact per diluted share	0.96	—	0.96	—
Plus: Pension settlement charge impact per diluted share	0.63	—	0.63	—
Less: Tax benefit of adjustments per diluted share	(0.51)	(0.01)	(0.53)	(0.01)
Adjusted diluted earnings per common share	$1.83	$1.15	$4.59	$3.22
____________________________________________________________________________________________________
(a)The amount represents share-based compensation expense recorded during the three and nine months ended September 30, 2026 and 2025. This includes expense associated with certain long-term incentive compensation awards that have payouts indexed to the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period have caused and could continue to cause significant fluctuations in the reported expense.
(b)The amount represents a $35.6 million cash redemption premium and $15.8 million of non-cash expense related to the acceleration of previously unamortized discounts and deferred financing costs as a result of the redemption of the Company’s 2024 Senior Notes in the third quarter of 2026.
(c)The amount represents a non-cash charge incurred resulting from the settlement of obligations under the Company’s pension plan during the third quarter of 2026.

Third Quarter 2026 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, November 4, 2026, to discuss the third quarter 2026 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay on the website shortly after the call.

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investors.tutorperini.com/investor-overview/default.aspx), press releases, SEC filings, and public conference calls and webcasts. The information we post through these channels may be deemed material. Accordingly, investors should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts. The channels that we intend to use as a means of disclosing the information described above may be updated from time to time on our investor relations website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Raising 2026 Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; economic factors, such as inflation, tariffs, the timing of new awards, or the pace of project execution, which have resulted and may continue to result in losses or lower than anticipated profit; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; decreases or delays in the level of federal, state and local government spending for infrastructure and other public projects; possible systems and information technology interruptions and breaches in data security and/or privacy; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control; risks related to government contracts (including government shutdowns and funding considerations) and related procurement regulations; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; increased competition and failure to secure new contracts; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of government-related mandates; significant fluctuations in the market price of our common stock, which could result in substantial losses for shareholders and potentially subject us to securities litigation; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; an inability to obtain bonding could have a negative impact on our operations and results; failure to meet our obligations under our debt agreements; we cannot guarantee the timing, amount, or payment of dividends on our common stock or that we will repurchase our common stock pursuant to our stock repurchase program; downgrades in our credit ratings; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; physical and regulatory risks related to climate change; impairment of goodwill or other indefinite-lived intangible assets; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 26, 2026 and in subsequent reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Senior Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per common share amounts)	2026	2025	2026	2025
REVENUE	$1,720,256	$1,415,360	$4,746,761	$4,035,674
COST OF OPERATIONS	(1,498,794)	(1,245,965)	(4,159,388)	(3,535,883)
GROSS PROFIT	221,462	169,395	587,373	499,791
General and administrative expenses	(96,043)	(129,301)	(285,037)	(317,942)
INCOME FROM CONSTRUCTION OPERATIONS	125,419	40,094	302,336	181,849
Other income, net	16,016	7,457	37,575	18,349
Interest expense	(7,290)	(13,549)	(34,407)	(41,489)
Loss on extinguishment of debt	(51,386)	—	(51,386)	—
Pension settlement charge	(33,753)	—	(33,753)	—
INCOME BEFORE INCOME TAXES	49,006	34,002	220,365	158,709
Income tax expense	(11,127)	(15,154)	(58,890)	(50,026)
NET INCOME	37,879	18,848	161,475	108,683
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	17,178	15,217	49,336	57,080
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$20,701	$3,631	$112,139	$51,603
BASIC EARNINGS PER COMMON SHARE	$0.39	$0.07	$2.13	$0.98
DILUTED EARNINGS PER COMMON SHARE	$0.39	$0.07	$2.09	$0.97
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,569	52,743	52,635	52,669
DILUTED	53,451	53,664	53,557	53,290

Earnings per Share Information
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
DILUTED EARNINGS PER COMMON SHARE	$0.39	$0.07	$2.09	$0.97
ADJUSTED DILUTED EARNINGS PER COMMON SHARE(a)	$1.83	$1.15	$4.59	$3.22
____________________________________________________________________________________________________
(a)Please refer to the Non-GAAP Financial Measures section above for a reconciliation of the Company's financial results reported under GAAP to the reported adjusted results.

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Three Months Ended September 30, 2026
Total revenue	$960,065	$625,589	$286,208	$1,871,862	$—	$1,871,862
Elimination of intersegment revenue	(66,561)	(85,045)	—	(151,606)	—	(151,606)
Revenue from external customers	$893,504	$540,544	$286,208	$1,720,256	$—	$1,720,256
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$745,151	$500,083	$253,560	$1,498,794	$—	$1,498,794
General and administrative expenses	23,117	13,302	22,538	58,957	37,086	96,043
Income (loss) from construction operations	$125,236	$27,159	$10,110	$162,505	$(37,086)	$125,419
Capital expenditures	$21,148	$547	$988	$22,683	$16,910	$39,593
Depreciation and amortization(a)	$8,680	$538	$723	$9,941	$372	$10,313

Three Months Ended September 30, 2025
Total revenue	$832,966	$437,933	$226,462	$1,497,361	$—	$1,497,361
Elimination of intersegment revenue	(62,732)	(19,269)	—	(82,001)	—	(82,001)
Revenue from external customers	$770,234	$418,664	$226,462	$1,415,360	$—	$1,415,360
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$649,094	$391,601	$205,270	$1,245,965	$—	$1,245,965
General and administrative expenses	21,988	12,620	15,020	49,628	79,673	129,301
Income (loss) from construction operations	$99,152	$14,443	$6,172	$119,767	$(79,673)	$40,094
Capital expenditures	$45,982	$12	$1,728	$47,722	$1,229	$48,951
Depreciation and amortization(a)	$10,724	$540	$624	$11,888	$324	$12,212
____________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Nine Months Ended September 30, 2026
Total revenue	$2,585,827	$1,730,514	$766,266	$5,082,607	$—	$5,082,607
Elimination of intersegment revenue	(178,442)	(157,404)	—	(335,846)	—	(335,846)
Revenue from external customers	$2,407,385	$1,573,110	$766,266	$4,746,761	$—	$4,746,761
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$2,001,371	$1,457,992	$697,955	$4,157,318	$2,070	$4,159,388
General and administrative expenses	68,521	40,337	51,913	160,771	124,266	285,037
Income (loss) from construction operations	$337,493	$74,781	$16,398	$428,672	$(126,336)	$302,336
Capital expenditures	$58,292	$1,018	$3,747	$63,057	$28,208	$91,265
Depreciation and amortization(a)	$27,406	$1,590	$1,998	$30,994	$1,006	$32,000

Nine Months Ended September 30, 2025
Total revenue	$2,262,584	$1,412,292	$580,682	$4,255,558	$—	$4,255,558
Elimination of intersegment revenue	(148,122)	(71,762)	—	(219,884)	—	(219,884)
Revenue from external customers	$2,114,462	$1,340,530	$580,682	$4,035,674	$—	$4,035,674
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$1,727,984	$1,254,481	$553,383	$3,535,848	$35	$3,535,883
General and administrative expenses	67,611	38,697	46,254	152,562	165,380	317,942
Income (loss) from construction operations	$318,867	$47,352	$(18,955)	$347,264	$(165,415)	$181,849
Capital expenditures	$97,390	$1,550	$3,828	$102,768	$3,123	$105,891
Depreciation and amortization(a)	$32,492	$1,610	$1,899	$36,001	$1,686	$37,687
____________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of September 30, 2026	As of December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($500,168 and $361,898 related to variable interest entities (“VIEs”))	$1,111,049	$734,553
Restricted cash	35,495	35,641
Restricted investments	292,316	228,959
Accounts receivable ($235,120 and $126,245 related to VIEs)	1,349,832	1,218,609
Retention receivable ($232,159 and $216,099 related to VIEs)	739,717	668,894
Costs and estimated earnings in excess of billings ($129,608 and $82,426 related to VIEs)	767,432	819,199
Other current assets ($103,519 and $145,473 related to VIEs)	384,814	411,030
Total current assets	4,680,655	4,116,885
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $586,815 and $570,186 (net P&E of $25,972 and $23,246 related to VIEs)	607,203	547,995
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	62,154	63,832
DEFERRED INCOME TAXES	29,158	96,573
OTHER ASSETS ($14,038 and $13,202 related to VIEs)	155,356	129,994
TOTAL ASSETS	$5,739,669	$5,160,422

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$4,563	$14,589
Accounts payable ($115,122 and $64,712 related to VIEs)	880,939	724,932
Retention payable ($35,698 and $27,743 related to VIEs)	288,831	265,246
Billings in excess of costs and estimated earnings ($566,775 and $520,455 related to VIEs)	2,044,207	1,838,610
Accrued expenses and other current liabilities ($76,811 and $56,044 related to VIEs)	460,159	396,121
Total current liabilities	3,678,699	3,239,498
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $7,444 and $17,983	399,078	392,785
OTHER LONG-TERM LIABILITIES ($11,307 and $10,602 related to VIEs)	286,972	265,477
TOTAL LIABILITIES	4,364,749	3,897,760
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,569,117 and 52,791,451 shares	52,569	52,791
Additional paid-in capital	1,139,052	1,148,634
Retained earnings	126,244	46,443
Accumulated other comprehensive loss	(16,561)	(29,234)
Total stockholders' equity	1,301,304	1,218,634
Noncontrolling interests	73,616	44,028
TOTAL EQUITY	1,374,920	1,262,662
TOTAL LIABILITIES AND EQUITY	$5,739,669	$5,160,422

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income	$161,475	$108,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,322	36,009
Amortization of intangible assets	1,678	1,678
Share-based compensation expense	77,179	120,676
Pension settlement charge	33,753	—
Loss on extinguishment of debt	51,386	—
Change in debt discounts and deferred debt issuance costs	2,843	3,364
Deferred income taxes	57,460	39,268
Gain on sale of property and equipment	(1,042)	(3,783)
Changes in other components of working capital	249,832	263,469
Other long-term liabilities	17,299	2,189
Other, net	(17,122)	2,843
NET CASH PROVIDED BY OPERATING ACTIVITIES	665,063	574,396

Cash Flows from Investing Activities:
Acquisition of property and equipment	(91,265)	(105,891)
Proceeds from sale of property and equipment	5,091	5,133
Investments in securities	(111,513)	(56,299)
Proceeds from maturities and sales of investments in securities	40,409	26,109
NET CASH USED IN INVESTING ACTIVITIES	(157,278)	(130,948)

Cash Flows from Financing Activities:
Proceeds from debt	400,000	188,215
Repayment of debt	(414,272)	(312,215)
Cash payments related to share-based compensation	(11,275)	(5,152)
Payment of dividends	(11,202)	—
Repurchase of common stock	(30,000)	—
Distributions paid to noncontrolling interests	(23,800)	(27,900)
Contributions from noncontrolling interests	4,994	7,500
Debt issuance and extinguishment costs	(45,880)	—
NET CASH USED IN FINANCING ACTIVITIES	(131,435)	(149,552)

Net increase in cash, cash equivalents and restricted cash	376,350	293,896
Cash, cash equivalents and restricted cash at beginning of period	770,194	464,188
Cash, cash equivalents and restricted cash at end of period	$1,146,544	$758,084

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at June 30, 2026	New Awards in the Three Months Ended September 30, 2026(a)	Revenue Recognized in the Three Months Ended September 30, 2026	Backlog at September 30, 2026
Civil	$9,834.1	$1,066.3	$(893.5)	$10,006.9
Building	7,003.4	720.2	(540.6)	7,183.0
Specialty Contractors	3,023.6	426.0	(286.2)	3,163.4
Total	$19,861.1	$2,212.5	$(1,720.3)	$20,353.3

(in millions)	Backlog at December 31, 2025	New Awards in the Nine Months Ended September 30, 2026(a)	Revenue Recognized in the Nine Months Ended September 30, 2026	Backlog at September 30, 2026
Civil	$10,153.7	$2,260.6	$(2,407.4)	$10,006.9
Building	7,333.4	1,422.7	(1,573.1)	7,183.0
Specialty Contractors	3,072.7	857.0	(766.3)	3,163.4
Total	$20,559.8	$4,540.3	$(4,746.8)	$20,353.3
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.